UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010 (May 20, 2010)

BLUELINX HOLDINGS INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 20, 2010, BlueLinx Holdings Inc. (“BlueLinx” or “the Company”) held its Annual Meeting of Stockholders to (1) elect ten directors to hold office until the 2011 annual meeting of stockholders or until their successors are duly elected and qualified and (2) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

At the close of business on the record date, an aggregate of 32,676,562 shares of the Company’s common stock were issued and outstanding. At the meeting, 27,334,917 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

At the May 20, 2010 Annual Meeting, the Company’s stockholders voted as follows:

(1)	For the election of the below-named nominees to the Board of Directors of the Company:

		Number of Votes
Nominees	Number of Votes For	Withheld	Broker Non-Votes
Howard S. Cohen	22,031,404	2,131,408	3,172,105
Richard S. Grant	24,126,123	36,689	3,172,105
George R. Judd	22,001,810	2,161,002	3,172,105
Richard B. Marchese	24,124,673	38,139	3,172,105
Steven F. Mayer	22,275,276	1,887,536	3,172,105
Charles H. McElrea	21,928,755	2,234,057	3,172,105
Alan H. Schumacher	24,123,773	39,039	3,172,105
Mark A. Suwyn	21,955,516	2,207,296	3,172,105
Robert G. Warden	22,109,136	2,053,676	3,172,105
M. Richard Warner	22,114,291	2,048,521	3,172,105

(2)	For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010:

For	Against	Abstain	Broker Non-Vote
27,185,701	30,041	119,175	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By: /s/ Matthew R. Nozemack
Matthew R. Nozemack
Secretary

Dated: May 21, 2010